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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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
         Filed by the Registrant  [ ]
         Filed by a Party other than the Registrant  [X]

         Check the appropriate box:
         [ ] Preliminary Proxy Statement                      [ ] Confidential.  For use of the Commission Only
                                                                  (as permitted by Rule 14a-6(e)(2))

         [ ] Definitive Proxy Statement
         [ ] Definitive Additional Materials
         [X] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
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                           Community Bancshares, Inc.
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                (Name of Registrant as Specified in Its Charter)

                  Stockholders for Integrity and Responsibility
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         [X] No fee required.
         [ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:


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         (2) Aggregate number of securities to which transaction applies:


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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 set forth the amount on which the filing fee is calculated and state how it was determined):


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         (4) Proposed maximum aggregate value of transaction:


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         (5) Total fee paid:


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         [ ]  Fee paid previously with preliminary materials.

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         [ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


         (1) Amount previously paid:


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         (2) Form, Schedule or Registration Statement no.:


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         (3) Filing Party:


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         (4) Date Filed:


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                                   Attention

                                 Community Bank

                                 Stockholders!
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                              THE TITANIC PAYMENTS
                    to the Pattersons* come at your expense.

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Community Bank's Net Income is stagnant, while payments by Community Bank to the
Patterson family and related parties have risen from approximately $477,650 in 1993 to $2.2 million in 1997 and $1.9 million in 1998 for salaries, bonuses and other payments to the Pattersons. The titanic payments to the Pattersons are hurting the return you receive on your investment in Community Bank.

There are currently SEVEN Pattersons, including Ken Patterson, Sr. working for Community Bank; as if seven members of the family weren't enough, Mr. Patterson's SON-IN-LAW works as a current "outside" auditor of the Bank! Mr. Kennon Patterson, Sr. has, we believe, violated the trust placed in him by the stockholders.

At Community Bank's annual stockholder meeting, scheduled for April 22, you have the right to demand greater integrity and accountability from your Bank's management and Board of Directors. You will soon receive a proxy statement and proxy card from the Stockholders for Integrity and Responsibility. Your vote for our recommended proposals and nominees for Director is an important step in improving the performance of the Bank and protecting your investment.

[CHART]

PAYMENTS TO PATTERSONS*

1993 - $  477,650
1994 - $1,026,449
1995 - $  970,546
1996 - $1,273,572
1997 - $2,236,787

BANK'S NET INCOME

1993 - $2,572,000
1994 - $2,688,000
1995 - $2,705,000
1996 - $3,459,000
1997 - $3,512,000

Sources: Annual Reports, Proxy Statements and Annual Reports on Form 10-K of Community Bancshares, Inc. *Note: Payments by Community Bancshares, Inc. to the Pattersons include (a) his cash compensation; (b) the cash compensation paid to Mr. Patterson's brother, Hodge Patterson, III; (c) payments to Heritage Interiors, which is owned by Mr. Patterson's wife, Carolyn Patterson (except that information respecting any payments made during 1993 was unavailable); (d) the payments made to Royal Acres, which is owned by Mr. Patterson; (e) the payments made to Heritage Farms, which is owned by Mr. Patterson; (f) the Director's Fees paid to Mr. Patterson's brother-in-law, Edward Ferguson; and (g) the accounting fees paid to Schauer, Taylor, Cox & Vise, P.C., an accounting firm of which Mr. Patterson's son-in-law, Doug Schauer, is a shareholder. The cash compensation paid to Mr. Patterson and his brother, Hodge Patterson, III, include salary, bonuses and other cash payments (including Director's Fees), but excludes long term compensation, pension benefits (including ESOP and 401(k) contributions), stock options, insurance, automobile use, partnership distributions from Com-Pac (a partnership for which Mr. Patterson is a partner that leased and sold property to Community Bancshares and/or its subsidiaries) and other perquisites.

Stockholders for Integrity & Responsibility   P.O. Box 668
                 --------------------------   BLOUNTSVILLE, AL 95031

"Community Bank" refers to Community Bancshares, Inc. and its subsidiaries.

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                                  VOTE YES [X]
to return integrity and responsibility to the top management of Community Bank.

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THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THE FOLLOWING ADDITIONAL
INFORMATION:

Stockholders for Integrity and Responsibility (the "Committee") will be soliciting proxies in connection with the 1999 Annual Meeting of Stockholders of Community Bancshares, Inc. (the "Company") for its nominees for Director and its proposals and against the proposals of the Company. The following stockholders are deemed to be participants in the solicitation of proxies by the Committee as of the date hereof. R. C. Corr, Jr. is deemed to own beneficially (as that term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) 280,356 shares of Common Stock of the Company, which constitutes approximately 6.0% of the outstanding shares of Common Stock. Doris J. Corr is deemed to own beneficially 322, 172 shares of Common Stock of the Company, which constitutes 6.9% of the outstanding shares of Common Stock. Bryan A. Corr is deemed to own beneficially 190,205 shares of Common Stock of the Company, which constitutes 4.1% of the outstanding shares of Common Stock. Joan M. Currier is deemed to own beneficially 138,334 shares of Common Stock of the Company, which constitutes 3.0% of the outstanding shares of Common Stock. John David Currier is deemed to own beneficially 7,880 shares of Common Stock of the Company, which constitutes less than 1.0% of the outstanding shares of Common Stock. Corr, Inc. is deemed to own beneficially 120,000 shares of Common Stock of the Company, which constitutes 2.6% of the outstanding shares of Common Stock. A. Lee Hanson is deemed to own beneficially 73,648 shares of Common Stock of the Company, which constitutes 1.6% of the outstanding shares of Common Stock. Jimmy C. Smith is deemed to own 4,850 shares of Common Stock of the Company, which constitutes less than 1.0% of the outstanding shares of Common Stock. J. R. Whitlock, Sr. is deemed to own beneficially 6,230 shares of Common Stock of the Company, which constitutes less than 1.0% of the outstanding shares of Common Stock. William S. Wittmeier, Jr. is deemed to own beneficially 1,260 shares of Common Stock of the Company, which constitutes less than 1.0% of the outstanding shares of Common Stock. Percentages are determined on the basis of 4,656,847 shares of Common Stock reported by the Company as being outstanding on March 15, 1999.